[Open-End Funds]


                                  AMENDMENT TO
                       AMENDED AND RESTATED AGREEMENT AND
                              DECLARATION OF TRUST


         The undersigned, constituting a majority of the Trustees of each Trust listed on Appendix A attached hereto (each, a "Trust"), a statutory trust organized under the laws of the State of Delaware, pursuant to Article XI of the Trust's Declaration of Trust (the "Declaration"), do hereby amend the Declaration by deleting Section 9.3 thereof in its entirety, and substituting therefor the following:

         Section 9.3. Experts; No Bond or Surety. The Trustees may rely upon advice of counsel or other experts with respect to the meaning and operation of this Declaration and their duties as Trustees hereunder, and shall be under no liability for any act or omission in accordance with such advice or for merely failing to follow such advice. In discharging their duties, the Trustees, when acting in good faith, shall be entitled to rely upon the books of account of the Trust and upon written reports made to the Trustees by any officer appointed by them, any independent registered public accounting firm and (with respect to the subject matter of the contract involved) any officer, partner or responsible employee of any other party to any contract entered into hereunder. The appointment, designation or identification (including in any proxy or registration statement or other document) of a Trustee as chair of the Trustees, a member or chair of a committee of the Trustees, an expert on any topic or in any area (including an audit committee financial expert), or the lead independent Trustee, or as having experience, attributes or skills in any area, or any other appointment, designation or identification of a Trustee, shall not impose on that person any standard of care or liability that is greater than that imposed on that person as a Trustee in the absence of the appointment, designation or identification, and no Trustee who has special attributes, skills, experience or expertise, or is appointed, designated or identified as aforesaid, shall be held to a higher standard of care by virtue thereof. In addition, no appointment, designation or identification of a Trustee as aforesaid shall affect in any way that Trustee's rights or entitlement to indemnification or advancement of expenses. The Trustees shall not be required to give any bond as such, nor any surety if a bond is required.

         IN WITNESS WHEREOF, the undersigned have executed this Amendment as of May 22, 2010.

/s/ John F. Cogan, Jr.                                  `     /s/ Daniel K. Kingsbury
----------------------------------                            ------------------------------------
John F. Cogan, Jr.                                            Daniel K. Kingsbury


/s/ David R. Bock                                             /s/ Thomas J. Perna
----------------------------------                            ------------------------------------
David R. Bock                                                 Thomas J. Perna


/s/ Mary K. Bush                                              /s/ Marguerite A. Piret
----------------------------------                            ------------------------------------
Mary K. Bush                                                  Marguerite A. Piret


/s/ Benjamin M. Friedman                                      /s/ Stephen K. West
----------------------------------                            ------------------------------------
Benjamin M. Friedman                                          Stephen K. West*


/s/ Margaret B.W. Graham
----------------------------------
Margaret B.W. Graham


*Mr. West is a Trustee of the Trusts except for those Trusts designated on Appendix A with an (*) following the Trust's name.

                                                                      APPENDIX A
                                  PIONEER FUNDS

                                 Open-End Trusts

Pioneer Bond Fund*
Pioneer Emerging Markets Fund
Pioneer Equity Income Fund
Pioneer Equity Opportunity Fund
Pioneer Fund*
Pioneer Fundamental Growth Fund
Pioneer High Yield Fund
Pioneer Ibbotson Allocation Series
Pioneer Independence Fund
Pioneer Mid Cap Growth Fund
Pioneer Mid Cap Value Fund*
Pioneer Money Market Trust*
Pioneer Real Estate Shares
Pioneer Research Fund
Pioneer Series Trust I*
Pioneer Series Trust II
Pioneer Series Trust III*
Pioneer Series Trust IV*
Pioneer Series Trust V
Pioneer Series Trust VI
Pioneer Series Trust VII
Pioneer Series Trust VIII
Pioneer Short Term Income Fund*
Pioneer Strategic Income Fund
Pioneer Tax Free Income Fund
Pioneer Value Fund
Pioneer Variable Contracts Trust